Exhibit 1.1

                      BEAR STEARNS MORTGAGE SECURITIES INC.

                       Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT


                                              Dated:  as of February 25, 1998


To:  BEAR STEARNS MORTGAGE SECURITIES INC.

Re:  Underwriting Agreement dated June 25, 1996

Underwriter:  Bear, Stearns & Co. Inc. and First Union Capital Markets, a
              division of Wheat First Securities, Inc. (collectively, the "Underwriter")

Series Designation:  Series 1998-1

Class Designation Schedule of the Certificates: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class P, Class X, Class B-1, Class B-2, Class B-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 3-A, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class R-1, Class R-2, Class R-3 and Class R-4 Certificates

Terms of the Certificates to be Purchased by the Underwriter:

Class             Original Principal Amount                    Interest Rate

A-1                   $ 49,765,000                                 6.15%
A-2                   $ 29,066,000                                 6.15%
A-3                   $ 10,959,000                                 6.20%
A-4                   $ 54,926,000                                 6.25%
A-5                   $ 49,041,000                                 6.35%
A-6                   $ 43,048,000                                 6.50%
A-7                   $  5,717,000                                 6.65%
A-8                   (1)                                          6.75%
A-9                   $240,377,000                                 6.75%
A-10                  $ 41,553,000                                 6.75%
A-11                  $ 96,678,264                                  (2)
A-12                  $ 25,064,736                                  (3)
A-13                  $  8,860,250                                 7.00%
A-14                  $ 17,426,750                                 7.00%
A-15                  $  1,000,000                                 6.75%
A-16                  $  1,000,000                                 7.25%
A-17                  $  4,041,000                                 5.00%
A-18                  $ 79,391,221                                 6.75%
P                     $    269,679                                  (4)
X                     (5)                                           (5)
B-1                   $ 18,656,900                                 6.75%
B-2                   $  6,748,300                                 6.75%
B-3                   $  3,572,600                                 6.75%
2-A-1                 $ 26,972,970                                 6.40%
2-A-2                 $ 31,103,944                                 6.35%
2-A-3                 $ 88,152,745                                 6.50%
2-A-4                 $ 41,525,070                                  (6)
2-A-5                 $ 23,718,000                                  (7)
2-A-6                 $ 41,000,000                                  (7)
2-A-7                 $ 19,488,000                                  (7)
2-A-8                 $ 31,623,346                                  (7)
2-B-1                 $  5,850,300                                  (7)
2-B-2                 $  2,688,000                                  (7)
2-B-3                 $  1,423,000                                  (7)
3-A                   $ 43,636,450                                  (8)
3-B-1                 $    446,400                                  (8)
3-B-2                 $    156,250                                  (8)
3-B-3                 $     89,250                                  (8)
R-1                   $         50                                 6.75%
R-2                   $         50                                 6.75%
R-3                   $         50                                  (7)
R-4                   $         50                                  (8)

---------------

(1) The notional principal amount (the "Notional Amount") of the Class A-8 Certificates on any Distribution Date will be equal to the sum of (i) the product of (A) approximately 8.89% and (B) the Current Principal Amount of the Class A-1 Certificates, (ii) the product of (A) approximately 8.89% and (B) the Current Principal Amount of the Class A-2 Certificates, (iii) the product of (A) approximately 8.15% and (B) the Current Principal Amount of the Class A-3 Certificates, (iv) the product of (A) approximately 7.41% and (B) the Current Principal Amount of the Class A-4 Certificates, (v) the product of (A) approximately 5.93% and (B) the Current Principal Amount of the Class A-5 Certificates, (vi) the product of (A) approximately 3.70% and (B) the Current Principal Amount of the Class A-6 Certificates and (vii) the product of (A) approximately 1.48% and (B) the Current Principal Amount of the Class A-7 Certificates.

(2) During the initial Interest Accrual Period, interest will accrue on the Class A-11 Certificates at the rate of 6.49375% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-11 Certificates at a per annum rate of 0.90% above LIBOR, determined monthly as described herein, subject to a maximum rate of 8.50% and a minimum rate of 0.90%.

(3) During the initial Interest Accrual Period, interest will accrue on the Class A-12 Certificates at the rate of 7.738393% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-12 Certificates at a per annum rate equal to 29.31428% - (3.85714235 x LIBOR) determined monthly as described herein, subject to a maximum rate of 29.31428% and a minimum rate of 0.00%.

(4) The Class P Certificates are principal only Certificates and will not bear interest.

(5) The Class X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Group 1 Mortgage Loans and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess, if any, of (a) the Net Rates on each Group 1 Mortgage Loan over (b) 6.75% per annum. The Pass-Through Rate for the Class X Certificates for the initial Interest Accrual Period is expected to be approximately 0.5998% per annum.

(6) During the initial Interest Accrual Period, interest will accrue on the Class 2-A-4 Certificates at the rate of approximately 9.00% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 2-A-4 Certificates at a per annum rate equal to a fraction, expressed as a percentage, the numerator of which is an amount equal to the sum of (i) the product of (A) the weighted average of the Net Rates of the Group 2 Mortgage Loans and (B) the Current Principal Amount of the Class 2-A-4 Certificates and (ii) the product of
(A) the excess, if any, of (x) the weighted average of the Net Rates of the Group 2 Mortgage Loans over (y) the weighted average Pass-Through Rate of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates and (B) the aggregate Current Principal Amounts of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, and the denominator of which is the Current Principal Amount of the Class 2-A-4 Certificates.

(7) These Group 2 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans.

(8) All Group 3 Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans.

          The original principal amount of one or more Classes of Certificates may be increased or decreased by BSMSI by up to 10%, depending upon the Mortgage Loans actually acquired by BSMSI and delivered to the Trustee. In addition, the original principal amount of any Class of Certificates may be adjusted, as necessary, to obtain the required ratings on the Certificates from the Rating Agencies. Accordingly, any investor's commitments with respect to the Certificates may be correspondingly decreased or increased.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

Defined Terms: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of February 1, 1998, among Bear Stearns Mortgage Securities Inc., as seller, Norwest Bank Minnesota, N.A., as master servicer, The Chase Manhattan Bank, as trustee.

Form of Certificates Being Purchased by the Underwriter: Book Entry except for the Class R-1, Class R-2, Class R-3 and Class R-4 Certificates which will be in certificated, fully registered form.

Distribution Dates: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in March, 1998.

Certificate Rating for the Certificates Being Purchased by the Underwriters:

                                         Rating
Class                       S & P                            Fitch

A-1                          AAA                              AAA
A-2                          AAA                              AAA
A-3                          AAA                              AAA
A-4                          AAA                              AAA
A-5                          AAA                              AAA
A-6                          AAA                              AAA
A-7                          AAA                              AAA
A-8                          AAAr                             AAA
A-9                          AAA                              AAA
A-10                         AAA                              AAA
A-11                         AAA                              AAA
A-12                         AAAr                             AAA
A-13                         AAA                              AAA
A-14                         AAA                              AAA
A-15                         AAA                              AAA
A-16                         AAA                              AAA
A-17                         AAA                              AAA
A-18                         AAA                              AAA
P                            AAAr                             AAA
X                            AAAr                             AAA
B-1                           -                               AA
B-2                           -                                A
B-3                           -                               BBB
2-A-1                        AAA                              AAA
2-A-2                        AAA                              AAA
2-A-3                        AAA                              AAA
2-A-4                        AAA                              AAA
2-A-5                        AAA                              AAA
2-A-6                        AAA                              AAA
2-A-7                        AAA                              AAA
2-A-8                        AAA                              AAA
2-B-1                         -                               AA
2-B-2                         -                                A
2-B-3                         -                               BBB
3-A                          AAA                              AAA
3-B-1                         -                               AA
3-B-2                         -                                A
3-B-3                         -                               BBB
R-1                          AAA                              AAA
R-2                          AAA                              AAA
R-3                          AAA                              AAA
R-4                          AAA                              AAA



Mortgage Assets: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

Purchase Price: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $1,146,180,660.63 (plus $5,980,071.96 in accrued interest).

Credit Enhancement: None other than the subordination described in the related Prospectus Supplement.

Closing Date: February 27, 1998, 9:00 a.m., New York time.

Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act") (collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages, expenses (including reasonable attorney's fees) or liabilities ("Liabilities"), joint or several, to which any Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statute, law or regulation, common law or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any computational or other written materials mailed or otherwise transmitted by such indemnifying Underwriter in connection with the Certificates or in any revision or amendment thereof or supplement thereto and agrees to reimburse such Non-Indemnifying Underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Liability or action. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By: /S/ JEFFREY MEYER
    Name:  Jeffrey Meyer
    Title: Senior Managing Director

FIRST UNION CAPITAL MARKETS , a division of Wheat First Securities, Inc.


By: /S/ CURTIS Y. ARBER
    Name:  Curtis Y. Arber
    Title: Authorized Officer

Accepted:

BEAR STEARNS MORTGAGE SECURITIES INC.


By: /S/ MARY HAGGERTY
    Name:  Mary Haggerty
    Title: Vice President